POWER OF ATTORNEY

We, the undersigned Officers and Managers of Wells Fargo Multi-Strategy 100 Fund A, LLC (“100 Fund A”) and  Wells Fargo Multi-Strategy 100 TEI Fund A, LLC (“100 TEI Fund A”) (collectively, the “Funds”), each a Delaware limited liability company, do hereby severally constitute and appoint each of Daniel Rauchle, Eileen Alden, and/or Dede Dunegan to be a true, sufficient and lawful attorney, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements under file no. 811-___ (100 Fund A) and file no. 811-___ (100 TEI Fund A), and any and all amendments to such Registration Statements, on Form N-2 filed by the Funds with the Securities and Exchange Commission in respect of any class of limited liability company interests and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

SIGNATURES	TITLE	DATE
/s/ Daniel Rauchle Daniel Rauchle	Manager, President	May 25, 2010
/s/ Eileen Alden Eileen Alden	Treasurer	May 25, 2010
/s/ Dede Dunegan Dede Dunegan	Secretary	May 25, 2010
/s/ Timothy Holmes Timothy Holmes	Manager	May 25, 2010
/s/ Dennis Schmal Dennis Schmal	Manager	May 25, 2010